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                                                                   EXHIBIT 10.10

                   FISCAL YEAR 2001 MANAGEMENT BONUS PLAN OF
                       HUTCHINSON TECHNOLOGY INCORPORATED


HTI has a management bonus plan which covers executive officers and certain other management-level employees. Bonuses are discretionary and are determined annually by the Compensation Committee of HTI's Board of Directors based on a number of factors, including individual performance and attainment of quarterly earnings per share goals. Bonuses are paid in cash in the first quarter of the following fiscal year.